UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2006

TEXAS UNITED BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-49928	75-2768656
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

202 W. Colorado Street La Grange, Texas	78945
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (979) 968-8451

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 1, 2006, Texas United Bancshares, Inc., a Texas corporation (“Texas United”), completed its previously announced acquisition of Northwest Bancshares, Inc., a Texas corporation and the parent company of Northwest Bank, a Texas banking association located in Roanoke, Texas (“Northwest”). Pursuant to the terms of an Agreement and Plan of Reorganization dated as of November 22, 2005, by and between Texas United and Northwest, Northwest was merged with and into Texas United, with Texas United as the surviving entity (the “Merger”). In connection with the Merger, the shareholders of Northwest are entitled to receive, in the aggregate, approximately 984,906 shares of Texas United common stock and approximately $12.4 million in cash in exchange for all of the outstanding shares of Northwest common stock. The number of shares of Texas United common stock issued was based on the average closing sale price per share of the Texas United common stock for the forty (40) consecutive trading days ending on and including the tenth trading day prior to the closing date of the Merger.

The press release issued by Texas United announcing completion of the Merger is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following materials are filed as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Reorganization, dated as of November 22, 2005, by and between Texas United Bancshares, Inc. and Northwest Bancshares, Inc. (incorporated herein by reference to the Exhibit 2.1 to Texas United’s Current Report on Form 8-K filed on November 23, 2005).

99.1	Press Release issued by Texas United dated April 3, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS UNITED BANCSHARES, INC.
(Registrant)

Dated: April 6, 2006	By:	/s/ L. Don Stricklin
L. Don Stricklin
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Reorganization, dated as of November 22, 2005, by and between Texas United Bancshares, Inc. and Northwest Bancshares, Inc. (incorporated herein by reference to the Exhibit 2.1 to Texas United’s Current Report on Form 8-K filed on November 23, 2005).

99.1	Press Release issued by Texas United dated April 3, 2006.